As filed with the Securities and Exchange Commission on June 21, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

ERICSSON INC. STOCK PURCHASE PLAN(1)

(Full Title of the Plan)

Ericsson Inc.

Vice President

Legal Department

6300 Legacy Drive

Plano, Texas 75024

(Name and Address of Agent For Service)

(972) 583-0000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David Sirignano

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave, NW

Washington, DC 20004

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
B Shares of Telefonaktiebolaget LM Ericsson, Nominal value Swedish Kronor 1.00 each (“Shares”)	15,000,000	$11.01	$165,150,000	$11,775.19

(1)	The Ericsson Stock Purchase Plan is part of the Long-Term Variable Compensation Program and is linked to and includes the Key Contributor Retention Plan and the Executive Performance Share Plan.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover additional Shares that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.

(3)

Estimated solely for the purposes of calculating the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the American Depository Share (“ADS”) (traded under the symbol “ERIC”) reported on the NASDAQ Global Market on June 15, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is filed by LM Ericsson Telephone Company (the “Company”) pursuant to General Instruction E to Form S-8 to register an additional 15,000,000 Shares under the Ericsson Inc. Stock Purchase Plan which includes the Key Contributor Retention Plan and the Executive Performance Stock Plan (the “Plan”). The contents of these Form S-8 Registration Statements are herein incorporated by reference pursuant to General Instruction E to the Form S-8: (a) a Form S-8 Registration Statement filed by the Company on June 20, 2005 (File. No. 333-125978); (b) a Form S-8 Registration Statement filed by the Company on June 19, 2006 (File. No. 333-135116), which Form S-8 Registration Statement included (i) a Post-Effective Amendment No. 1 to the Company’s registration statement on Form S-8 (File No. 333-135116), as filed with the Securities and Exchange Commission on April 25, 2007; and (c) a Form S-8 Registration Statement filed by the Company on June 6, 2008 (File. No. 333-151490).

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Association of the Company (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785)).

4.2	Specimen certificate representing Non-restricted B Shares of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.3	Form of certificate representing ADRs of the Company (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers AB.

Item 9.	Undertakings

A. The undersigned Company hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) and (b) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 21st day of June, 2010.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/s/ Carl Olof Blomqvist
Name:	Carl Olof Blomqvist
Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 21, 2010 by the following persons in the capacities and on the date indicated.

Name and Signature	Title

* Michael Treschow	Chairman of the Board

* Sverker Martin-Löf	Deputy Chairman of the Board of Directors

* Marcus Wallenberg	Deputy Chairman of the Board of Directors

/s/ Hans Vestberg Hans Vestberg	CEO, President, and Director (Principal Executive Officer)

/s/ Jan Frykhammar Jan Frykhammar	Executive Vice President and CFO (Principal Financial Officer)

* Carl-Henric Svanberg	Director

* Sir Peter L. Bonfield	Director

* Ulf J. Johansson	Director

* Nancy McKinstry	Director

* Börje Ekholm	Director

* Anders Nyrén	Director

* Jan Hedlund	Director

* By:	/s/ Carl Olof Blomqvist
Carl Olof Blomqvist, on this 21st day of June, 2010
Attorney-in-fact

Pursuant to the Power of Attorney included as part of the signature page of Form S-8 as filed on June19, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Association of the Company (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785)).

4.2	Specimen certificate representing Non-restricted B Shares of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.3	Form of certificate representing ADRs of the Company (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers AB.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Form S-8, this registration statement has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on this 21st day of June, 2010.

By:	/s/ John Moore
Name:	John Moore
Title:	Vice President, Ericsson Inc.